UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

2505Anthem Village F. Drive, Henderson, NV 89508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (702)738-2051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management
Item 5.01	Changes in Control of Registrant

On May 1, 2017, Glenn Similas, Jacob D. Madsen and Robert C. Laskowski, Attorney at Law, as nominee, (collectively, “Purchasers”) entered into a Stock Purchase Agreement with Oivi Launonen to purchase 12,000,000  shares of Common Stock (“Shares”) of the Company. The Shares were acquired as follows:

Glenn Similas	792,000 shares
Jacob D. Madsen	483,000 shares
Robert C. Laskowski	10,725,000 shares

The Shares represent 72.72% of the issued and outstanding Common Stock of the    Company based upon 16,500,000 shares of Common Stock issued and outstanding at the time of the acquisition. The Company was not a party to the private transaction described in this report.

The consideration for the acquisition of the Shares was $200,000, all of which was provided on behalf of the Purchasers by Glenn Similas and Jacob D. Madsen from their own funds. The consideration was paid in full on May 17, 2017.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is included as an exhibit to this report.

Upon complete of the Company’s reorganization and  subsequent termination of its shell company status following the change of control transaction described herein, the Company will file a report on Form 8-K containing information that would be required if the Company were filing a registration of securities under Form 10 under the Securities and Exchange Act of 1934, as amended.

Section 9-	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated May 1, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.

Dated: May 24, 2017	By: /s/ Oivi Launonen
President